                                                                    EXHIBIT 99.1

[PETROQUEST ENERGY, INC. LETTERHEAD]


NEWS RELEASE
FOR IMMEDIATE RELEASE

For further information, contact:    Robert R. Brooksher, Vice President -
                                     Corporate Communications
                                     (337) 232-7028

         PETROQUEST ENERGY, INC. ANNOUNCES THIRD QUARTER 2002 RESULTS

Lafayette, Louisiana - November 6, 2002 - PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today net income for the quarter ended September 30, 2002 of $950,000 or $0.02 per share, compared to third quarter 2001 net income of $2,508,000 or $0.07 per share. Net cash flow from operations before working capital changes for the third quarter of 2002 was $7,694,000 or $0.19 per share as compared to $12,015,000 or $0.34 per share for the comparable 2001 period. For the first nine months of 2002, net income was $841,000 or $0.02 per share and net cash flow from operations before working capital changes totaled $21,829,000 or $0.57 per share. Net income and net cash flow from operations before working capital changes for the first nine months of 2001 were $10,503,000 or $0.31 per share, and $33,633,000 or $1.00 per share, respectively.

Oil and gas sales during the third quarter of 2002 were $11,220,000 as compared to $15,611,000 in the third quarter of 2001. For the first nine months of 2001 and 2002, sales were $33,085,000 and $42,546,000, respectively. Stated on a Mcfe basis, unit prices received during the third quarter of 2002 were 6% higher and unit prices received during the first nine months of 2002 were 25% lower than the prices received during the comparable 2001 periods.

"Our recent equity offering will better position us to exploit our extensive prospect inventory. We sold 5,000,000 shares of common stock at $4.25 per share and granted the underwriters an over-allotment option to purchase another 750,000 shares," said Charles Goodson, PetroQuest Chairman and Chief Executive Officer. "In the next seven to ten days, we plan to begin drilling our Redfish and Berry Lake #2 Prospects with results expected by the end of the year. Our drilling program for the first six months of 2003 includes plans for six wells exposing us to approximately 160 Bcfe of net unrisked reserves."

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and nine-month periods ended September 30, 2002 and 2001.

                                          Three Months Ended                  Nine Months Ended
                                             September 30,                       September 30,
                                      --------------------------        ----------------------------
                                         2002            2001               2002             2001
                                      ----------      ----------        -----------      -----------
Production:
  Oil (Bbls)                             234,167         235,531            688,801          600,073
  Gas (Mcf)                            1,461,924       2,830,053          5,716,417        5,875,142
  Total Production (Mcfe)              2,884,926       4,243,239          9,849,223        9,475,580

Sales:
  Total oil sales                     $6,339,813      $6,113,127        $16,732,483      $16,073,126
  Total gas sales                     $4,879,750      $9,497,928        $16,352,614      $26,472,954

Average sales prices:
  Oil (per Bbl)                           $26.73          $25.95             $24.29           $26.79
  Gas (per Mcf)                            $3.34           $3.36              $2.86            $4.51
  Per Mcfe                                 $3.89           $3.68              $3.36            $4.49


                                                                    EXHIBIT 99.1

Total production deferred in the third quarter due to the effects of Tropical Storm Isidore was approximately 100 MMcfe or approximately 3% of third quarter production.

The Company will hold its 2002 third quarter earnings conference call on Wednesday, November 6, 2002 at 9:00 a.m. Central Standard Time. To listen to the live webcast, please log on to the Company's website at www.petroquest.com and follow the webcast links.

The following updates guidance for the fourth quarter of 2002:


                                                                           Guidance for
Description                                                              4th Quarter 2002
-----------                                                              ----------------
Production volumes (MMcfe/d)                                                 37 - 39

Percent gas                                                                    55%

Costs:
        Lease operating costs (per Mcfe)                                   $.65 - $.70
        Production taxes (per Mcfe)                                        $.06 - $.08
        Depreciation, depletion and amortization (per Mcfe)               $1.95 - $2.05
        General and administrative (in millions)                          $1.30 - $1.50
        Interest expense (in millions)                                    $.150 - $.175

Effective tax rate (all deferred)                                              35%



Total production deferred in the fourth quarter due to the effects of Hurricane Lili was approximately 500 MMcfe. Operations have been restored with current total production at approximately 48 MMcfe/d net to PetroQuest.

PetroQuest Energy Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, both onshore and in shallow waters offshore.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

                                                                    EXHIBIT 99.1

                             PETROQUEST ENERGY, INC.
                      Consolidated Statements of Operations
                                   (unaudited)
                  (Amounts In Thousands, Except Per Share Data)


                                                             Three Months Ended               Nine Months Ended
                                                               September 30,                    September 30,
                                                        --------------------------        --------------------------
                                                           2002             2001             2002             2001
                                                        ---------        ---------        ---------        ---------
Revenues:
        Oil and gas sales                               $  11,220        $  15,611        $  33,085        $  42,546
        Interest and other income                            (196)            (143)            (462)             363
                                                        ---------        ---------        ---------        ---------
                                                           11,024           15,468           32,623           42,909
                                                        ---------        ---------        ---------        ---------
Expenses:
        Lease operating expenses                            2,487            1,984            7,240            5,140
        Production taxes                                      119              317              441              822
        Depreciation, depletion and amortization            5,916            7,223           19,638           15,413
        General and administrative                          1,016            1,264            3,758            3,179
        Interest expense                                       25              699              252            1,682
                                                        ---------        ---------        ---------        ---------
                                                            9,563           11,487           31,329           26,236
                                                        ---------        ---------        ---------        ---------

Income from operations                                      1,461            3,981            1,294           16,673

        Income tax expense                                    511            1,473              453            6,170
                                                        ---------        ---------        ---------        ---------
Net income                                              $     950        $   2,508        $     841        $  10,503
                                                        =========        =========        =========        =========
Earnings per common share:
        Basic                                           $    0.03        $    0.08        $    0.02        $    0.33
                                                        =========        =========        =========        =========
        Diluted                                         $    0.02        $    0.07        $    0.02        $    0.31
                                                        =========        =========        =========        =========
Weighted average number of common shares:
        Basic                                              37,852           32,471           36,815           31,579
                                                        =========        =========        =========        =========
        Diluted                                            39,820           34,875           38,575           33,602
                                                        =========        =========        =========        =========